Arteris Announces Financial Results for the Third Quarter and Estimated Fourth Quarter and Updated Full Year 2025 Guidance
CAMPBELL, Calif. - November 4, 2025 - Arteris, Inc. (Nasdaq: AIP), a leading provider of semiconductor system IP for accelerating system-on-chip (SoC) creation, today announced financial results for the third quarter ended September 30, 2025 and provided estimated fourth quarter and updated full year 2025 guidance.
“In the third quarter of 2025, we achieved another record with Annual Contract Value plus royalties of $74.9 million, up 24% year-over-year. In addition, we exited the quarter with $104.7 million in Remaining Performance Obligations, up 34% year-over-year and exceeding $100.0 million for the first time in our history,” said K. Charles Janac, President and CEO of Arteris. “Looking ahead, we remain confident in Arteris’ long-term growth opportunity, driven by our growing product portfolio, expanding partnerships and increasing customer demand across high-growth markets such as AI, autonomous driving, and advanced communications. As AI adoption accelerates and system complexity grows with the rise of chiplet-based, multi-die SoC architectures, we believe Arteris’ deep expertise and proven technology uniquely position us to capture these transformative opportunities,” concluded Janac.
Third Quarter 2025 Financial Highlights:
•Revenue of $17.4 million, up 18% year-over-year
•Annual Contract Value (ACV) plus royalties of $74.9 million, up 24% year-over-year
•Remaining performance obligation (RPO) of $104.7 million, up 34% year-over-year
•Operating loss of $8.7 million, compared to an operating loss of $7.9 million in the third quarter of 2024
•Non-GAAP operating loss of $3.5 million, compared to a Non-GAAP operating loss of $3.3 million in the third quarter of 2024
•Net loss of $9.0 million or $0.21 per share
•Non-GAAP net loss of $3.8 million or $0.09 per share
•Non-GAAP free cash flow of positive $2.5 million or 14% of revenue
Third Quarter 2025 Business Highlights:
•Altera expanded its use and licenses of Arteris existing IP products and licensed Magillem integration automation software products, as well as FlexGen Smart NoC IP for its end-to-end programmable solutions;
•AMD ordered additional licenses of Arteris technology in the third quarter, following its multi-project license of FlexGen in the second quarter;
•Added automotive and industrial FlexGen customers, with Dream Chip and a leading automotive OEM taking licenses, and NanoXplore using FlexGen Smart NoC IP for its aerospace SoC designs;
•2V Systems licensed Ncore and FlexNoC interconnect for development of a high bandwidth, low latency IO Hub chiplet;
•Expanded our collaboration with the Alibaba Damo Academy, with the goal of better integration and optimized performance for their CPU cores and our mutual customers; and
•Joined the Ultra Accelerator Link Consortium (UALink), serving a key role in AI data movement in chiplets and SoCs.
Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share, and free cash flow are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Estimated Fourth Quarter and Updated Full Year 2025 Guidance:

	Q4 2025	FY 2025
(in millions)
ACV + royalties	$74.0 - $78.0	$74.0 - $78.0
Revenue	$18.4 - $18.8	$68.8 - $69.2
Non-GAAP operating loss	$2.3 - $3.3	$12.5 - $13.5
Free cash flow	$0.2 - $3.2	$2.5 - $5.5
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call on November 4, 2025 to review its third quarter 2025 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-800-717-1738
International Toll:	1-646-307-1865
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a global leader in system IP used in semiconductors to accelerate the creation of high-performance, power-efficient silicon. Arteris network-on-chip (NoC) interconnect IP and system-on-chip (SoC) integration automation software are used by the world's top semiconductor and technology companies to improve overall performance, engineering productivity, reduce risk, lower costs, and bring complex designs to market faster. Learn more at arteris.com.
© 2004-2025 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our long-term growth opportunity and future financial and operating performance, including our GAAP and Non-GAAP estimated fourth quarter and updated full year 2025 guidance. The words such as "may," "will," "could," "expect," "approximately," "believe," "estimate," "future," "guidance," "outlook," and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, enterprise computing market, communications market, consumer electronics market, and industrial markets incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets including, but not limited to, the imposition of tariffs in markets where we operate; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine as well as the ongoing conflict in the Middle East; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China, including as a result of changes to trade relations between the United States and China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed with the Securities and Exchange Commission (SEC) on November 4, 2025. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2025 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Licensing, support and maintenance	$15,896	$13,507	$46,319	$38,799
Variable royalties and other	1,512	1,206	4,123	3,436
Total revenue	17,408	14,713	50,442	42,235
Cost of revenue	1,766	1,461	5,034	4,387
Gross profit	15,642	13,252	45,408	37,848
Operating expenses:
Research and development	12,648	11,923	36,681	33,475
Sales and marketing	6,850	4,962	19,714	15,431
General and administrative	4,858	4,286	13,683	13,436
Total operating expenses	24,356	21,171	70,078	62,342
Loss from operations	(8,714)	(7,919)	(24,670)	(24,494)
Interest expense	(49)	(55)	(139)	(199)
Other income (expense), net	636	775	2,140	2,576
Loss before income taxes and loss from equity method investment	(8,127)	(7,199)	(22,669)	(22,117)
Loss from equity method investment, net of tax	484	580	2,079	2,064
Provision for (benefit from) income taxes	380	(92)	1,494	1,253
Net loss	$(8,991)	$(7,687)	$(26,242)	$(25,434)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.20)	$(0.63)	$(0.66)
Weighted-average shares used in computing per share amounts, basic and diluted	42,743,518	39,295,743	41,812,256	38,496,838

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of
	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$17,417	$13,684
Short-term investments	21,567	30,157
Accounts receivable, net of allowance of $123 and $131 as of September 30, 2025 and December 31, 2024, respectively	16,480	20,608
Prepaid expenses and other current assets	5,566	4,634
Total current assets	61,030	69,083
Property and equipment, net	4,461	4,019
Long-term investments	17,237	8,504
Equity method investment	3,723	5,802
Operating lease right-of-use assets	4,195	3,838
Intangibles, net	2,361	3,024
Goodwill	4,178	4,178
Other assets	10,552	7,687
TOTAL ASSETS	$107,737	$106,135
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$517	$539
Accrued expenses and other current liabilities	17,212	15,899
Operating lease liabilities, current	1,186	917
Deferred revenue, current	46,243	40,445
Vendor financing arrangements, current	1,614	1,482
Total current liabilities	66,772	59,282
Deferred revenue, noncurrent	39,629	35,177
Operating lease liabilities, noncurrent	3,431	2,998
Vendor financing arrangements, noncurrent	624	594
Deferred income, noncurrent	6,749	7,631
Other liabilities	1,981	1,641
Total liabilities	119,186	107,323
Stockholders' deficit:
Preferred stock, par value of $0.001 - 10,000,000 shares authorized and no shares issued and outstanding as of both September 30, 2025 and December 31, 2024	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of both September 30, 2025 and December 31, 2024; 43,584,272 and 40,724,936 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	43	40
Additional paid-in capital	151,377	135,522
Accumulated other comprehensive income	258	135
Accumulated deficit	(163,127)	(136,885)
Total stockholders' deficit	(11,449)	(1,188)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$107,737	$106,135

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,242)	$(25,434)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,532	2,474
Stock-based compensation	13,765	11,807
Amortization of deferred income	(882)	(885)
Loss from equity method investment	2,079	2,064
Net accretion of discounts on available-for-sale securities	(306)	(522)
Other, net	390	124
Changes in operating assets and liabilities:
Accounts receivable, net	4,128	3,288
Prepaid expenses and other assets	(3,740)	(1,249)
Accounts payable	(77)	(43)
Accrued expenses and other liabilities	1,666	1,494
Deferred revenue	10,250	8,793
Net cash provided by operating activities	3,563	1,911
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,254)	(274)
Purchases of available-for-sale securities	(25,308)	(25,997)
Proceeds from maturities of available-for-sale securities and other	25,515	29,169
Net cash (used in) provided by investing activities	(1,047)	2,898
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under vendor financing arrangements	(882)	(1,438)
Proceeds from exercise of stock options	1,523	703
Proceeds from employee stock purchase plan	535	—
Other financing activities	99	59
Net cash provided by (used in) financing activities	1,275	(676)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	3,791	4,133
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	14,072	14,084
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$17,863	$18,217

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit" and "Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, respectively, adjusted for stock-based compensation expense included in cost of revenue and amortization of acquired intangible assets included in cost of revenue. We define “Non-GAAP loss from operations” as our GAAP loss from operations adjusted to exclude stock-based compensation expense and amortization of acquired intangible assets. We define “Non-GAAP net loss” as our net loss adjusted to exclude stock-based compensation and amortization of acquired intangible assets.
We define “Non-GAAP net loss per share attributable to common stockholders, basic and diluted”, as our Non-GAAP net loss divided by our GAAP weighted-average number of shares outstanding for the period on a basic or diluted basis, respectively. Management uses this non-GAAP measure to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We define ACV plus royalties as ACV plus the trailing-twelve-months variable royalties and other revenue.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Gross profit	$15,642	$13,252	$45,408	$37,848
Add:
Stock-based compensation expense included in cost of revenue	228	221	665	596
Amortization of acquired intangible assets (1)	50	50	150	150
Non-GAAP gross profit	$15,920	$13,523	$46,223	$38,594
Gross margin	90%	90%	90%	90%
Non-GAAP gross margin	91%	92%	92%	91%

Research and development	$12,648	$11,923	$36,681	$33,475
Stock-based compensation expense	(2,095)	(2,154)	(5,994)	(5,550)
Amortization of acquired intangible assets (1)	(110)	(110)	(330)	(280)
Non-GAAP research and development	$10,443	$9,659	$30,357	$27,645

Sales and marketing	$6,850	$4,962	$19,714	$15,431
Stock-based compensation expense	(1,335)	(850)	(3,352)	(2,230)
Amortization of acquired intangible assets (1)	(57)	(57)	(171)	(171)
Non-GAAP sales and marketing	$5,458	$4,055	$16,191	$13,030

General and administrative	$4,858	$4,286	$13,683	$13,436
Stock-based compensation expense	(1,298)	(1,165)	(3,754)	(3,431)
Non-GAAP general and administrative	$3,560	$3,121	$9,929	$10,005

Total operating expenses	$24,356	$21,171	$70,078	$62,342
Stock-based compensation expense	(4,728)	(4,169)	(13,100)	(11,211)
Amortization of acquired intangible assets (1)	(167)	(167)	(501)	(451)
Total Non-GAAP operating expenses	$19,461	$16,835	$56,477	$50,680

Loss from operations	$(8,714)	$(7,919)	$(24,670)	$(24,494)
Stock-based compensation expense	4,956	4,390	13,765	11,807
Amortization of acquired intangible assets (1)	217	217	651	601
Non-GAAP loss from operations	$(3,541)	$(3,312)	$(10,254)	$(12,086)

Net loss	$(8,991)	$(7,687)	$(26,242)	$(25,434)
Stock-based compensation expense	4,956	4,390	13,765	11,807
Amortization of acquired intangible assets (1)	217	217	651	601
Non-GAAP net loss (2)	$(3,818)	$(3,080)	$(11,826)	$(13,026)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.20)	$(0.63)	$(0.66)
Per share impacts of adjustments to net loss (3)	$0.12	$0.12	$0.35	$0.32
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.08)	$(0.28)	$(0.34)

Weighted-average shares used in computing per share amounts, basic and diluted	42,743,518	39,295,743	41,812,256	38,496,838
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(3) Reflects the aggregate adjustments made to reconcile Non-GAAP net loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$3,187	$1,124	$3,563	$1,911
Less:
Purchase of property and equipment	(716)	(31)	(1,254)	(274)
Free cash flow	$2,471	$1,093	$2,309	$1,637
Net cash (used in) provided by investing activities	$(1,631)	$(4,647)	$(1,047)	$2,898
Net cash (used in) provided by financing activities	$(180)	$(775)	$1,275	$(676)